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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 1999

                           WATERPUR INTERNATIONAL INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                   0-23402                  11-2863244
         --------                   -------                  ----------
     (State or other        (Commission File Number)      (I.R.S. Employer
       jurisdiction                                    Identification Number)
    of incorporation)

             6701 B Oldfield Road, Saanichton, B.C., Canada V8M 2AL
             ------------------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (250) 652-4999
                                                     --------------

                1335 Greg Street, Unit 104, Sparks, Nevada 89431
                ------------------------------------------------
         (Former name or former address, if changed since last report)

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ITEM 1  CHANGES IN CONTROL OF REGISTANT

      Pursuant to that certain Share Exchange Agreement dated as of May 7, 1999 (the "Exchange Agreement") between WaterPur International, Inc. (the "Company"), on the one hand, and Gary T.C. Joice and Henriette Martinitz (collectively, the "ProSafe Shareholders"), on the other hand, the Company acquired all of the outstanding capital stock of ProSafe Fire Training Systems, Inc., an Ontario, Canada corporation ("ProSafe") in consideration of the issuance to the ProSafe Shareholders of an aggregate of 218,833 shares of the Series B Convertible Preferred Stock of the Company (the "Preferred Stock") which are convertible into an aggregate of 218,833,000 shares of the Common Stock of the Company (the "ProSafe Acquisition"). The Closing of the ProSafe Acquisition occurred on May 10, 1999.

      Pursuant to that certain Asset Purchase Agreement dated as of May 7, 1999 (the "Asset Purchase Agreement") between the Company and Duck Marine Systems Inc. ("DMS"), the Company acquired from DMS substantially all of the assets, properties and operating contracts of DMS, subject to certain liabilities of DMS, in consideration of the issuance to DMS of an aggregate of 218,833 shares of the Preferred Stock which are convertible into an aggregate of 218,833,000 shares of the Company's Common Stock (the "DMS Acquisition"). The closing of the DMS Acquisition occurred on May 10, 1999.

      The Closings of the DMS Acquisition and ProSafe Acquisition occurred simultaneously and were conditioned on each other.

      Concurrently with the closings of the ProSafe Acquisition and DMS Acquisition, all of the members of the Company's Board of Directors except Mehdi Nimjee resigned and the following individuals were elected as directors: Mark Henrickson, Ronald Rogers, Gary Joice and Henriette Martinitz. In addition, all of the officers of the Company resigned and Mr. Henrickson was appointed as Chief Executive Officer, Mr. Rogers as Chief Financial Officer, Mr. Joice as President and Ms. Martinitz as Secretary.

      The following table sets forth certain information and after giving effect to the issuance of securities at the Closing (including the conversion of Preferred Stock issued in connection with the ProSafe Acquisition and the DMS Acquisition) with respect to the beneficial ownership of the outstanding shares of Common Stock by the persons who acquired control of the Company. Each person listed below has personal and sole beneficial ownership of the shares of Common Stock listed with their name:


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                                                          Percentage of
       Name of Beneficial Owner     Number of Shares      Ownership(4)
       ------------------------     ----------------      ------------

       Duck Marine Systems,
       Inc.                         218,833,000(1)           45.7

       Mark Henrickson              218,833,000(1)(2)        45.7

       Ronald Rogers                218,833,000(1)(3)        45.7

       Gary Joice                   109,416,500(1)           22.85

       Henriette Martinitz          109,416,500(1)           22.85

(1) Represents shares of Common Stock issuable upon the conversion of the Company's Series B Convertible Preferred Stock.

(2) Mr. Henrickson owns approximately 23% of DMS. Mr. Henrickson disclaims beneficial ownership of the shares owned by DMS.

(3) Mr. Rogers owns approximately 23% of DMS. Mr. Rogers disclaims beneficial ownership of the shares owned by DMS.

(4) Based on 478,818,874 shares of Common Stock outstanding consisting of (i) 25,352,866 shares outstanding as of May 10, 1999; (ii) 15,800,008 shares issuable on conversion of the Series A Convertible Preferred Stock, (iii) and 437,666,000 issuable upon conversion of the Series B Convertible Preferred Stock.

ITEM 2 ACQUISITION OR DISPOSITION OF ASSETS

      As described in Item 1 above, pursuant to the Exchange Agreement, the Company acquired from the ProSafe Shareholders all of the issued and outstanding Common Stock of ProSafe. In consideration therefor, the Company issued to the ProSafe Shareholders an aggregate of 218,833 shares of Preferred Stock convertible into 218,833,000 shares of Common Stock of the Company. As further indicated, pursuant to the Asset Purchase Agreement, on May 10, 1999, the Company acquired from DMS substantially all of the assets of DMS and assumed certain of the liabilities of DMS. In consideration therefor, the Company issued to DMS an aggregate of 218,833 shares of Preferred Stock which are convertible into 218,833,000 shares of the Company's Common Stock.

      ProSafe is in the business of developing, marketing and installing a line of fire training apparatus including stationary and mobile buildings, vehicles and aircraft. ProSafe has developed a proprietary approach to delivering fire training simulators that meet regulatory training requirements, including the stringent training standards of aircraft firefighters. ProSafe's customers include the Canadian and US military, major municipal and state fire academies, and international airports throughout North America. ProSafe has recently delivered Mobile Aircraft Fire Training Systems to the US military which are utilized to train military


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firefighters in live fire situations. ProSafe offers realistic flame signatures and scope while meeting EPA emission standards through its proprietary propane delivery system.

      DMS is in the business of producing a variety of rapid deployment floating pump systems to provide access to water for firefighting from a broad range of resources. Management believes that DMS's proprietary approach to delivering large volumes of water from mobile, portable, floating pump systems exceeds conventional pumps and are specifically designed for disaster and emergency applications. DMS also manufactures the worlds first robotic floating pump designed to fight fires under wharves. DMS also offers its own line of rapid response remote video surveillance systems designed to provide emergency response coordinators with an ability to look out over a city, from a protected environment, to evaluate and initiate emergency response plans.

ITEM 7 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND RESULTS

            a. Financial Statements of Business Acquired

      1. Audited Financial Statements for ProSafe consisting of a balance sheet as of March 31, 1999 and statements of income and cash flow for the two years ended March 31, 1999.*

      2. Audited financials for DMS consisting of a balance sheet as of March 31, 1999 and statements of income and cash flow for the seven months ended March 31, 1999 and the twelve month period ended August 31, 1998.*

            c. Exhibits:

      Exhibit
      Number                  Description
      ------                  -----------

      10.1                    Share Exchange Agreement dated as of May 7, 1999

      10.2                    Asset Purchase Agreement dated as of May 7, 1999.

   * It is impractical at the present time to provide such documents. Such documents will be filed as soon as practicable.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WATERPUR INTERNATIONAL INC.
                                          (Registrant)

Date:   May 21, 1999                By:  /s/ Mark Henrickson
                                         ---------------------------
                                         Chief Executive Officer


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